UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8—K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

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Date of report (date of earliest event reported):  April 14, 2008

SIGNALIFE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-111683	87-0441351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

531 Main Street Suite 301 Greenville, South Carolina 29601 (864) 233-2300
(Address of principal executive offices) (Zip Code) (Registrant's telephone number, including area code)
N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signalife, Inc. (“we”, “our company” or “Signalife”) files this report on Form 8-K to report the following transactions or events:

Section 8 — Other Events

Item 8.01.

Other Events

On April 14, 2008, we conducted a webcast in which our President and Chief Executive Officer, Dr. Lowell T. Harmison provided direction on new contracts, pending orders and production, and various product initiatives (from the Fidelity 100 to the prospective industry-wide application of the Fidelity 1000 module), as well as such issues as the Company’s immediate, positive financial prospects as well as several other initiatives that have now been completed.

There were no disclosures of material non-public information concerning results of operations or financial condition relating to any previously completed period in the webcast or in the news releases announcing the webcast.  The webcast is available at, and will be archived for a period of one year at, either at http://www.videonewswire.com/event.asp?id=47313, or at Signalife’s webpage at www.signalife.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Greenville, South Carolina, this 14th day of April, 2008.

Section 9 — Financial Statements and Exhibits

(d)

Exhibits:

99.1

News Release

SIGNALIFE, INC., a Delaware corporation
By:	/s/ Lowell T. Harmison
Lowell T. Harmison President and Chief Executive Officer (principal executive officer)